Exhibit 99.1

FiveW Capital LLC

By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 12/08/2020

FiveW DiscoverOrg LLC

By: /s/ David Randall Winn
Name: David Randall Winn
Title: Managing Member	Date: 12/08/2020